News Release

PartnerRe Ltd. Reports Second Quarter and Half Year 2005 Results

•	Second Quarter Net Income per share of $2.72; Operating Earnings per share of $2.05
•	Annualized Second Quarter Net Income ROE of 21%; Annualized Operating ROE of 16%
•	Book Value per Share of $53.32, an increase of 5% YTD for 2005 and 19% year over year
•	Half Year Net Income per share of $4.56; Operating Earnings per Share of $3.26
•	Half Year Annualized Net Income ROE of 18%; Annualized Operating ROE of 13%

PEMBROKE, Bermuda, July 25, 2005 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $159.9 million, or $2.72 per share on a fully diluted basis, for the second quarter of 2005. This net income includes net after-tax realized gains on investments of $37.0 million or $0.67 per share. Net income for the second quarter of 2004 including net after-tax realized gains on investments of $10.1 million or $0.19 per share, was $119.8 million or $2.12 per share. Operating earnings for the second quarter of 2005 were $114.3 million or $2.05 per share on a fully diluted basis. This compares to operating earnings of $104.9 million, or $1.93 per share, for the second quarter of 2004. Operating earnings exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends. All references to per share amounts are on a fully diluted basis.

PartnerRe President & Chief Executive Officer, Patrick Thiele, said, “Our results this quarter were favorably impacted by a low level of large losses, in contrast to an above average amount of such events in the first quarter of 2005. For the first half of 2005, we achieved a 13% annualized operating return on equity with rapidly growing investment income somewhat offsetting declining premium volume and underwriting profitability that are characteristic of this stage of the reinsurance pricing cycle.

“Our GAAP book value per share increased 6% in the quarter to $53.32, reflecting our operating profits and improved market values in our investment portfolio. On a trailing 12-month basis, our book value is up 19%. Our goal is to grow book value at an average annual rate of at least 10% over the cycle, and we remain committed to building significant shareholder value throughout all stages of the cycle.”

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax + 1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended June 30		Six months ended June 30
	2005	2004	2005	2004
Net Premiums Written	$763,855	$840,721	$2,178,724	$2,364,422
Net Premiums Earned	$880,259	$954,835	$1,776,671	$1,847,622
Non-life Combined Ratio	89.4%	92.2%	93.3%	91.5%
Net Income	$159,909	$119,835	$271,324	$265,479
Net Income per share (a)	$2.72	$2.12	$4.56	$4.71
Net Operating Earnings (a)	$114,304	$104,865	$181,857	$214,605
Net Operating Earnings per share (a)	$2.05	$1.93	$3.26	$3.95

a)	Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Net operating earnings is net income available to common shareholders excluding after-tax net realized gains/losses on investments. Net operating earnings per share is defined as net operating earnings divided by the weighted average number of fully diluted shares outstanding for the period. Per share results referenced in the text of this press release are on a fully diluted basis.

Net premiums written for the second quarter 2005 were $763.9 million, a 9% decrease from the second quarter of 2004. Total revenues for the quarter declined 2% as compared to the second quarter of 2004 to $1.0 billion, including $880.3 million of net premiums earned, net investment income of $90.2 million, and net realized investment gains of $55.6 million.

For the first six months of 2005, net premiums written were $2.2 billion, representing an 8% decline from the same period in 2004. Net income was $271.3 million or $4.56 per share. Net income for the period includes a net after-tax realized gain on investments of $72.2 million or $1.30 per share. Operating earnings were $181.9 million, or $3.26 per share. Net income for the first six months of 2004 was $265.5 million or $4.71 per share including net after-tax realized gains of $41.1 million, or $0.76 per share. Operating earnings for the same period in 2004 were $214.6 million or $3.95 per share. Total revenues for the first six months of 2005 were $2.1 billion, including $1.8 billion of net premiums earned, net investment income of $177.1 million, and net realized investment gains of $93.0 million. Total revenues for the same period in 2004 were $2.0 billion.

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax + 1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

At June 30, 2005, total assets were $13.0 billion, total capitalization was $3.9 billion, and total shareholders’ equity was $3.5 billion. This compares to total assets of $12.5 billion, total capitalization of $3.8 billion, and total shareholders’ equity of $3.4 billion at December 31, 2004. Book value per common share at June 30, 2005 was $53.32 on a fully diluted basis, compared to $50.99 per share at December 31, 2004. During the second quarter, the Company repurchased and cancelled 636,900 shares at an aggregate purchase price of $37 million. The Company has 4.9 million shares remaining in its share repurchase authorization, following the increase approved by the Board in May 2005.

Separately, the Company announced today that its Board of Directors declared a regular quarterly dividend of $0.38 per common share. The dividend will be payable on September 1, 2005, to common shareholders of record on August 22, 2005, with the stock trading ex-dividend commencing August 18, 2005.

Results by Segment

The Non-Life segment reported net premiums written of $651 million for the second quarter, down 11% as compared to last year. The combined ratio was 89.4% for the second quarter compared to 92.2% for the same period in 2004. The Non-Life technical result was $131 million for the second quarter of 2005, compared to $112 million in 2004. Factors contributing to the year-over-year change in technical result include an $80 million reduction in earned premium in the second quarter of 2005 as compared to the same period in 2004; net reductions to prior period reserves of $66 million during the second quarter of 2005 compared to $30 million in the second quarter of 2004; and lower underwriting year profitability in 2005 as a result of rate reductions, partially offset by lower than average large loss activity, when compared to the same period in 2004. For the first six months, Non-Life net premiums written were $1.9 billion, down 11% from the same period in 2004. The six month technical result was $206 million, compared to $238 million for the same period in 2004. The combined ratio for the six month period was 93.3% compared to 91.5% in 2004.

The U.S. Property and Casualty business, which represented approximately 20% of total net premiums written for the quarter, reported net premiums written of $150 million, down 25% over the prior year’s second quarter. Half of the reduction is the result of prior underwriting year premium adjustments, with the balance due to higher retentions by cedants and PartnerRe’s decision to decline some business. Net premiums earned decreased 14% during the quarter when compared to the same period in 2004. The technical ratio for this subsegment was stable at 94.4%, compared to 94.5% in the second quarter of 2004. For the first six months of 2005, net premiums written declined by 20% to $462 million. The six-month

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax + 1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

technical ratio was 95.9%, compared to 94.0% in 2004. The technical result for the half-year decreased to $17 million from $28 million in 2004.

The Global (Non-U.S.) Property and Casualty business, which represented approximately 20% of total net premiums written, reported net premiums written of $157 million for the second quarter of 2005, compared to $197 million for the same period in 2004. Net premiums earned during the quarter were $215 million, down 7% from $230 million in last year’s second quarter. The technical ratio for this sub-segment was 96.9% compared to 105.2% for the same period in 2004, reflecting satisfactory current year results as well as favorable prior year development of approximately $19 million. For the six months, net premiums written were down 12% to $587 million. The six-month technical ratio was 92.2%, compared to 101.8% in 2004. The technical result for the half-year was $36 million compared to a loss of $9 million in 2004.

The Worldwide Specialty business, which represented approximately 45% of total net premiums written for the quarter, reported net premiums written of $344 million for the second quarter, up 2% over the prior year period. Net premiums earned decreased 8% during the quarter. This sub-segment’s technical ratio was 67.9%, compared to 70.6% for the second quarter of 2004, reflecting the low level of large loss activity during the quarter and reductions in reserves for prior years of approximately $46 million. For the six-month period, net premiums written were down 4% to $895 million. The six-month technical ratio was 77.5%, compared to 69.8% in 2004. The technical result for the half-year was $153 million compared to $219 million in 2004.

The Life segment, which markets coverages primarily in Europe, Canada and Latin America, and represented approximately 14% of total net premiums written in the quarter, reported net premiums written of $106 million for the quarter, essentially flat when compared with the second quarter of 2004. The allocated underwriting result for the quarter was a gain of $4 million, compared to a breakeven result for the comparable period in 2004. For the six-month period, net premiums written increased 19% to $222 million, with an allocated underwriting gain of $7 million, compared to a loss of $4 million for the comparable period in 2004.

The ART (Alternative Risk Transfer) segment comprises structured risk transfer, structured finance, weather related products, and the results of the Company’s investment in Channel Re. The pre-tax contribution to net income, including the Company’s interest in the earnings of Channel Re, was breakeven for the second quarter of 2005 compared to a gain of $1 million for the second quarter of 2004. For the first six months of 2005, the pre-tax contribution to net income was a gain of $15 million compared to $1 million for the same period in 2004.

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax + 1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Commentary and Outlook

“The markets are following their typical cycles, as expected,” Mr. Thiele said. “Generally, we are seeing increased retentions by ceding companies and strong supply of reinsurance capacity. Conditions in the U.S. are generally stronger than elsewhere in the world, and longer tail casualty lines are holding up better than shorter tail programs, with the exception of accounts impacted by losses from the 2004 catastrophes. Our premium volume is down as a result of both the higher retentions on the part of cedants, as well as our declining to write business that does not meet our profitability and/or terms and conditions targets. Accordingly, we now expect our net written premium for 2005 to be down 5-10% from 2004.”

Mr. Thiele added, “We continue to believe that PartnerRe with its solid balance sheet, strong franchise, dual distribution channels, and local market presence remains well-positioned to achieve adequate returns in this more difficult environment.”

_____________________________________________

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by our operating performance. For planning purposes, the Company does not anticipate realized investment gains or losses. The Company also uses technical ratio and technical result as measures of underwriting performance. These metrics exclude other operating expenses. All references to per share amounts in the text of this press release are on the basis of fully diluted shares.

_____________________________________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering/energy, marine, special risks, other lines, life/annuity and health, and alternative risk transfer solutions. For the year ended December 31, 2004, total revenues were $4.2 billion. As of June 30, 2005 total assets were $13.0 billion, total capitalization was $3.9 billion and total shareholders’ equity was $3.5 billion. Our major reinsurance operations have ratings of AA- from Standard & Poor’s, Aa3 from Moody’s, A+ from A.M. Best, and AA from Fitch.

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax + 1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Citigate Sard Verbinnen
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Jim Barron/Hallie Bozzi
Media Contact: Celia Powell

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax + 1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S dollars, except per share data)
(Unaudited)

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004

Revenues
Gross premiums written	$767,457	$841,934	$2,213,393	$2,395,556

Net premiums written	$763,855	$840,721	$2,178,724	$2,364,422
Decrease (increase) in unearned premiums	116,404	114,114	(402,053)	(516,800)

Net premiums earned	880,259	954,835	1,776,671	1,847,622
Net investment income	90,224	74,926	177,077	148,388
Net realized investment gains	55,588	8,042	92,970	45,856
Other (loss) income	(1,064)	3,452	11,818	6,366

Total Revenues	1,025,007	1,041,255	2,058,536	2,048,232

Expenses
Losses and loss expenses and life policy benefits	546,171	619,669	1,160,036	1,189,527
Acquisition costs	203,426	226,817	413,351	431,148
Other operating expenses	74,500	67,884	147,190	135,446
Interest expense	7,363	10,168	14,691	20,336
Net foreign exchange losses (gains)	2,456	58	2,442	(1,139)

Total Expenses	833,916	924,596	1,737,710	1,775,318

Income before taxes and interest in equity investment	191,091	116,659	320,826	272,914
Income tax expense (benefit)	33,497	(2,506)	54,289	8,105
Interest in earnings of equity investment	2,315	670	4,787	670

Net income	$159,909	$119,835	$271,324	$265,479

Preferred dividends	$8,631	$4,894	$17,263	$9,788

Operating earnings available to common shareholders	$114,304	$104,865	$181,857	$214,605

Comprehensive income (loss)	$207,082	$(24,946)	202,265	$172,450

Per Share Data:
Earnings per common share:
Basic operating earnings	$2.09	$1.95	$3.31	$3.99
Net realized investment gains, net of tax	0.67	0.19	1.32	0.77

Basic net income	$2.76	$2.14	$4.63	$4.76

Weighted average number of common shares
outstanding	54,791.5	53,791.5	54,873.6	53,737.5

Diluted operating earnings	$2.05	$1.93	$3.26	$3.95
Net realized investment gains, net of tax	0.67	0.19	1.30	0.76

Diluted net income	$2.72	$2.12	$4.56	$4.71

Weighted average number of common and
common equivalent shares outstanding	55,698.7	54,339.3	55,764.5	54,305.9

     PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share data and parenthetical share data)
(Unaudited)

	June 30,	December 31,
	2005	2004

Assets
Investments and cash
Fixed maturities, at fair value
(amortized cost: 2005, $6,058,294; 2004, $6,611,683)	$6,195,453	$6,723,580
Short-term investments, at fair value
(amortized cost: 2005, $161,751; 2004, $28,691)	161,707	28,694
Equities, at fair value
(cost: 2005, $963,220; 2004, $887,006)	1,053,667	1,010,777
Trading securities, at fair value (cost: 2005, $155,326; 2004, $102,371)	159,574	108,402
Cash and cash equivalents, at fair value, which approximates amortized cost	1,035,856	436,003
Other invested assets	89,941	90,268

Total investments and cash	8,696,198	8,397,724
Accrued investment income	139,679	151,871
Reinsurance balances receivable	1,576,907	1,356,771
Reinsurance recoverable on paid and unpaid losses	185,874	180,710
Funds held by reinsured companies	1,038,864	1,100,107
Deferred acquisition costs	466,457	409,332
Deposit assets	296,249	299,408
Tax assets	32,280	81,235
Goodwill	429,519	429,519
Other	106,903	104,564

Total Assets	$12,968,930	$12,511,241

Liabilities
Unpaid losses and loss expenses	$5,768,570	$5,766,629
Policy benefits for life and annuity contracts	1,215,861	1,277,101
Unearned premiums	1,539,266	1,194,778
Funds held under reinsurance treaties	18,660	21,875
Deposit liabilities	349,697	344,202
Long-term debt	220,000	220,000
Net payable for securities purchased	50,063	1,580
Accounts payable, accrued expenses and other	118,938	127,026
Debt related to trust preferred securities	206,186	206,186

Total Liabilities	9,487,241	9,159,377

Shareholders’ Equity
Common shares (par value $1.00, issued and outstanding:
2005, 54,643,295; 2004, 54,854,398)	54,643	54,854
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2005 and 2004, 11,600,000; aggregate liquidation preference: 2005 and 2004, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2005 and 2004, 9,200,000; aggregate liquidation preference: 2005 and 2004, $230,000,000)	9,200	9,200
Additional paid-in capital	1,274,909	1,288,292
Deferred compensation	(153)	(199)
Accumulated other comprehensive income:
Net unrealized gains on investments, net of tax	186,258	194,575
Currency translation adjustment	11,768	72,510
Retained earnings	1,933,464	1,721,032

Total Shareholders' Equity	3,481,689	3,351,864

Total Liabilities and Shareholders' Equity	$12,968,930	$12,511,241

Shareholders’ Equity Per Common Share	$54.20	$51.63

Diluted Book Value Per Common and Common Equivalent
Share (assuming exercise of all stock-based awards)	$53.32	$50.99

Number of Diluted Common Shares Outstanding	55,550.5	55,533.4

     PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)
SEGMENT INFORMATION
For the three months ended June 30, 2005

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$150	$156	$345	$651	$7	$109	$-	$767

Net premiums written	$150	$157	$344	$651	$7	$106	$-	$764
Decrease (increase) in unearned premiums	51	58	6	115	(4)	5	-	116

Net premiums earned	$201	$215	$350	$766	$3	$111	$-	$880
Losses and loss expenses and life policy benefits	(142)	(157)	(166)	(465)	-	(81)	-	(546)
Acquisition costs	(48)	(51)	(71)	(170)	-	(33)	-	(203)

Technical Result	$11	$7	$113	$131	$3	$(3)	$-	$131
Other loss	n/a	n/a	n/a	-	(1)	-	-	(1)
Other operating expenses	n/a	n/a	n/a	(49)	(4)	(6)	(16)	(75)

Underwriting Result	n/a	n/a	n/a	$82	$(2)	$(9)	n/a	$55
Net investment income	n/a	n/a	n/a	n/a	-	13	77	90

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$4	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	56	56
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(7)	(7)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(3)	(3)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(33)	(33)
Interest in earnings of equity investment	n/a	n/a	n/a	n/a	2	n/a	n/a	2

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$160

Loss ratio (1)	70.7%	73.0%	47.5%	60.7%
Acquisition ratio (2)	23.7	23.9	20.4	22.3

Technical ratio (3)	94.4%	96.9%	67.9%	83.0%
Other operating expense ratio (4)				6.4

Combined ratio (5)				89.4%

For the three months ended June 30, 2004

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$201	$197	$337	$735	$2	$105	$-	$842

Net premiums written	$201	$197	$337	$735	$2	$104	$-	$841
Decrease (increase) in unearned premiums	33	33	45	111	(1)	4	-	114

Net premiums earned	$234	$230	$382	$846	$1	$108	$-	$955

Losses and loss expenses and life policy benefits	(168)	(183)	(183)	(534)	-	(86)	-	(620)
Acquisition costs	(53)	(60)	(87)	(200)	-	(27)	-	(227)

Technical Result	$13	$(13)	$112	$112	$1	$(5)	$-	$108
Other income	n/a	n/a	n/a	-	3	-	-	3
Other operating expenses	n/a	n/a	n/a	(48)	(4)	(6)	(10)	(68)

Underwriting Result	n/a	n/a	n/a	$64	$-	$(11)	n/a	$43
Net investment income	n/a	n/a	n/a	n/a	-	11	64	75

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$-	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	8	8
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(10)	(10)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	-	-
Income tax benefit	n/a	n/a	n/a	n/a	n/a	n/a	3	3
Interest in earnings of equity investment	n/a	n/a	n/a	n/a	1	n/a	n/a	1

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	120

Loss ratio (1)	71.9%	79.2%	47.8%	63.0%
Acquisition ratio (2)	22.6	26.0	22.8	23.6

Technical ratio (3)	94.5%	105.2%	70.6%	86.6%
Other operating expense ratio (4)				5.6

Combined ratio (5)				92.2%

(A) The Company reports the results of Channel Re on a one-quarter lag. The 2005 period includes the Company's share of Channel Re's net income in the amount of $2.3 million for the period of January to March 2005 while the 2004 period includes the Company's share of Channel Re's net income in the amount of $0.7 million for the period of February (when Channel Re commenced business) to March 2004.

(1)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(2)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(3)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(4)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(5)	Combined ratio is the sum of the technical ratio and the other operating expense ratio.
(6)	Allocated Underwriting Result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.

     PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)
SEGMENT INFORMATION
For the six months ended June 30, 2005

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$461	$589	$920	$1,970	$13	$230	$-	$2,213

Net premiums written	$462	$587	$895	$1,944	$13	$222	$-	$2,179
Increase in unearned premiums	(39)	(130)	(215)	(384)	(8)	(11)	-	(403)

Net premiums earned	$423	$457	$680	$1,560	$5	$211	$-	$1,776
Losses and loss expenses and
life policy benefits	(304)	(308)	(386)	(998)	-	(162)	-	(1,160)
Acquisition costs	(102)	(113)	(141)	(356)	(1)	(56)	-	(413)

Technical Result	$17	$36	$153	$206	$4	$(7)	$-	$203
Other income	n/a	n/a	n/a	-	12	-	-	12
Other operating expenses	n/a	n/a	n/a	(102)	(6)	(11)	(28)	(147)

Underwriting Result	n/a	n/a	n/a	$104	$10	$(18)	n/a	$68
Net investment income	n/a	n/a	n/a	n/a	-	25	152	177

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$7	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	93	93
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(15)	(15)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(3)	(3)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(54)	(54)
Interest in earnings of equity investment	n/a	n/a	n/a	n/a	5	n/a	n/a	2

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$271

Loss ratio (1)	71.9%	67.4%	56.7%	63.9%
Acquisition ratio (2)	24.0	24.8	20.8	22.9

Technical ratio (3)	95.9%	92.2%	77.5%	86.8%
Other operating expense ratio (4)				6.5

Combined ratio (5)				93.3%

For the six months ended June 30, 2004

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$577	$666	$956	$2,199	$3	$194	$-	$2,396

Net premiums written	$577	$666	$932	$2,175	$2	$187	$-	$2,364
Increase in unearned premiums	(120)	(181)	(206)	(507)	-	(9)	-	(516)

Net premiums earned	$457	$485	$726	$1,668	$2	$178	$-	$1,848
Losses and loss expenses and
life policy benefits	(334)	(370)	(346)	(1,050)	-	(140)	-	(1,190)
Acquisition costs	(95)	(124)	(161)	(380)	-	(51)	-	(431)

Technical Result	$28	$(9)	$219	$238	$2	$(13)	$-	$227
Other income	n/a	n/a	n/a	-	6	-	-	6
Other operating expenses	n/a	n/a	n/a	(96)	(8)	(12)	(20)	(136)

Underwriting Result	n/a	n/a	n/a	$142	$-	$(25)	n/a	$97
Net investment income	n/a	n/a	n/a	n/a	-	21	127	148

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$(4)	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	46	46
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(20)	(20)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	1	1
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(8)	(8)
Interest in earnings of equity investment	n/a	n/a	n/a	n/a	1	n/a	n/a	1

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$265

Loss ratio (1)	73.1%	76.2%	47.7%	63.0%
Acquisition ratio (2)	20.9	25.6	22.1	22.7

Technical ratio (3)	94.0%	101.8%	69.8%	85.7%
Other operating expense ratio (4)				5.8

Combined ratio (5)				91.5%

(A) The Company reports the results of Channel Re on a one-quarter lag. The 2005 period includes the Company's share of Channel Re's net income in the amount of $4.8 million for the period of October 2004 to March 2005 while the 2004 period includes the Company's share of Channel Re's net income in the amount of $0.7 million for the period of February (when Channel Re commenced business) to March 2004.

(1)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(2)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(3)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(4)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(5)	Combined ratio is the sum of the technical ratio and the other operating expense ratio.
(6)	Allocated Underwriting Result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.

     PartnerRe Ltd.
Supplementary Information
(Unaudited)

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004

Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	17%	19%	20%	20%
Casualty	16	19	19	21
Motor	7	10	9	12
Worldwide Specialty
Agriculture	6	5	3	3
Aviation/Space	7	7	5	5
Catastrophe	11	6	13	12
Credit/Surety	8	8	6	5
Engineering/Energy	5	8	4	5
Marine	3	2	3	2
Special Risk	5	4	7	7
ART	1	-	1	-
Life	14	12	10	8

Geographic Distribution of Gross Premiums Written:
Europe	44%	47%	50%	48%
North America	41	39	38	37
Asia, Australia and New Zealand	11	10	8	10
Latin America, Caribbean and Africa	4	4	4	5

	As at June 30, 2005

Credit Ratings (Financial Strength Ratings):
Standard & Poor's	AA-
Moody's	Aa3
A.M. Best	A+
Fitch	AA

	As at June 30, 2005 (in thousands of U.S. dollars)		As at December 31, 2004 (in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$220,000	6%	$220,000	6%
Trust preferred securities (1)	200,000	5	200,000	5
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	7	290,000	8
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	6	230,000	6
Common shareholders' equity	2,961,689	76	2,831,864	75

Total Capital	$3,901,689	100%	$3,771,864	100%

(1) Neither the Trust that issued the securities nor PartnerRe Finance, which owns the Trust, meet the consolidation requirements of FIN 46(R). Accordingly, the Company shows the related intercompany debt of $206.2 million on its Consolidated Balance Sheets.

     PartnerRe Ltd.
Supplementary Information
(Unaudited)

		As at		As at
		June 30,		December 31,
		2005		2004

Investment Portfolio:
Credit Quality	AAA	62%		62%
	AA	4		2
	A	15		18
	BBB	11		12
	Below Investment Grade/Unrated	8		6

By Class	U.S. Government	6%		5%
	U.S. Mortgage/Asset Backed	16		16
	U.S. Corporates	22		23
	Foreign Fixed Income	32		34
	Equities and Equity Substitutes	16		16
	Cash (net of pending transactions)	8		6

Expected average duration		3.3	Yrs	3.4	Yrs

Average yield to maturity at market		3.9%		3.8%
(fixed income securities and cash)

Average Credit Quality		AA		AA

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004
	(in thousands of U.S. dollars except per share data)

Reconciliation of GAAP and non-GAAP measures:

Net income	$159,909	$119,835	$271,324	$265,479
Less:
Net realized investment gains, net of tax	36,974	10,076	72,204	41,086
Dividends to preferred shareholders	8,631	4,894	17,263	9,788

Operating earnings available to common shareholders	$114,304	$104,865	$181,857	$214,605

Diluted net income per common share	$2.72	$2.12	$4.56	$4.71
Less:
Net realized investment gains, net of tax, per common share	0.67	0.19	1.30	0.76

Diluted operating earnings per common share	$2.05	$1.93	$3.26	$3.95

Annualized return on beginning common shareholders' equity
calculated with net income	21.4%	20.0%	17.9%	22.2%
Less:
Net realized investment gains, net of tax	5.3	1.8	5.1	3.6

Annualized operating return on equity	16.1%	18.2%	12.8%	18.6%

     PartnerRe Ltd.
Supplementary Information
(Unaudited)
(in thousands of U.S. dollars except per share data)

	As at	As at
	June 30,	December 31,
	2005	2004

Reconciliation of GAAP and non-GAAP measures:

Shareholders' equity	$3,481,689	$3,351,864
Less:
Liquidation value of Series C cumulative preferred shares	290,000	290,000
Liquidation value of Series D cumulative preferred shares	230,000	230,000

Common shareholders' equity	$2,961,689	$2,831,864

Less:
Net unrealized gains on fixed
income securities, net of tax	118,016	95,884

Diluted book value excluding net unrealized
gains on fixed income securities	$2,843,673	$2,735,980

Divided by:
Number of diluted common shares outstanding	55,550.5	55,533.4

Equals:
Diluted book value per common and common equivalent
share excluding net unrealized gains on fixed income securities	$51.19	$49.27